EXHIBIT 10.1

FACILITY AND SECURITY AGREEMENT

Dated as of May 21, 2010

Between

DYNEGY HOLDINGS INC.

as Borrower

and

MORGAN STANLEY CAPITAL GROUP INC.

as Lender and Paying Agent

TABLE OF CONTENTS

Section Page

ARTICLE I

DEFINITIONS

SECTION 1.01.	Certain Defined Terms
SECTION 1.02.	Computation of Time Periods
SECTION 1.03.	Uniform Commercial Code

ARTICLE II

AMOUNTS AND TERMS OF THE LETTERS OF CREDIT

SECTION 2.01.	The Letters of Credit
SECTION 2.02.	Issuance of and Drawings under Letters of Credit
SECTION 2.03.	Repayment of Letter of Credit Loans
SECTION 2.04.	Obligations Unconditional; Limitations of Liability
SECTION 2.05.	Voluntary Prepayments and Mandatory Reduction/ Collateralization of Letters of Credit
SECTION 2.06.	Interest
SECTION 2.07.	Fees
SECTION 2.08.	Payments and Computations
SECTION 2.09.	Evidence of Debt
SECTION 2.10.	Collateral Account
SECTION 2.11.	Underlying Contracts

ARTICLE III

CONDITIONS TO EFFECTIVENESS AND OF

ISSUANCES OF LETTERS OF CREDIT

SECTION 3.01.	Conditions to Effectiveness
SECTION 3.02.	Conditions Precedent to Certain Issuances

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01.	Representations and Warranties of the Borrower

ARTICLE V

EVENTS OF DEFAULT

SECTION 5.01.	Events of Default

ARTICLE VI

THE PAYING AGENT

SECTION 6.01.	Authorization and Action
SECTION 6.02.	Payments to the Paying Agent
SECTION 6.03.	Duties of Paying Agent; Exculpatory Provisions
SECTION 6.04.	Reliance by Paying Agent.
SECTION 6.05.	Indemnification

ARTICLE VII

GRANT OF SECURITY INTEREST; REMEDIES

SECTION 7.01.	Grant of Security Interest
SECTION 7.02.	Security for Obligations
SECTION 7.03.	Borrower Remains Liable
SECTION 7.04.	Control of the Collateral; Investments in the Collateral Account
SECTION 7.05.	Further Assurances
SECTION 7.06.	Lender Appointed Attorney-in-Fact
SECTION 7.07.	Lender May Perform
SECTION 7.08.	Reasonable Care
SECTION 7.09.	Remedies
SECTION 7.10.	Indemnity and Expenses
SECTION 7.11.	Continuing Security Interest; Assignments
SECTION 7.12.	Release; Termination

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01.	Amendments, Etc
SECTION 8.02.	Notices, Etc
SECTION 8.03.	No Waiver; Remedies
SECTION 8.04.	Costs and Expenses; Indemnification
SECTION 8.05.	Binding Effect
SECTION 8.06.	Assignments and Participations
SECTION 8.07.	Set-off
SECTION 8.08.	Execution in Counterparts
SECTION 8.09.	No Liability of the Lender
SECTION 8.10.	Jurisdiction, Etc
SECTION 8.11.	Termination
SECTION 8.12.	Governing Law
SECTION 8.13.	Waiver of Jury Trial

EXHIBITS

Exhibit A – Form of Letter of Credit
Exhibit B – Application and Agreement for Letter of Credit
Exhibit C – Form of Guaranty
Exhibit D – Amendment Request
Exhibit E – Anti-Money Laundering Form

FACILITY AND SECURITY AGREEMENT

FACILITY AND SECURITY AGREEMENT (this “Agreement”) dated as of May 21, 2010, is made and entered into by and between DYNEGY HOLDINGS INC. (the “Borrower”), and MORGAN STANLEY CAPITAL GROUP INC. (individually, “MSCG”), as issuer of Letters of Credit and Lender of Letter of Credit Loans hereunder (in such capacities, the “Lender”).

The Borrower has requested that the Lender establish a variable committed line of credit in favor of the Borrower for the issuance of Letters of Credit for the account of the Borrower to support certain obligations of the Borrower or any Eligible Subsidiary.  The Lender has indicated its willingness to extend such line of credit through the issuance of Letters of Credit on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acceleration Date” has the meaning specified at the end of Section 5.01.

“Account Bank” means The Northern Trust International Banking Corporation.

“Availability Termination Date” means December 31, 2012.

“Available Amount” means, at any time in respect of any Letter of Credit, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

“Bankruptcy” means, in the case of any Person, that such Person (i) is dissolved (other than pursuant to a consolidation, amalgamation, or  merger); or (ii) becomes insolvent or is unable to pay its debts, or fails, or admits in writing its inability generally, to pay its debts as they become due; or (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; or (iv) institutes or has instituted against it a proceeding, whether judicial, quasi-judicial or administrative, seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or is subject to a petition presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; or (v) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); or (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; or (vii) has a secured party or a governmental entity take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party or governmental entity maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; or (viii) causes or is subject to any event with respect to which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) (inclusive).

“Borrower” has the meaning specified in the recital of parties to this Agreement.

“Business Day” means each day of the year on which banks are not required or authorized by law to close in New York City or Salt Lake City, Utah and on which dealings are carried on in the London interbank market.

“Collateral” has the meaning specified in Section 7.01.

“Collateral Account” means Account No. 102897-20010 maintained in the name of the Lender with the Account Bank at its office at Harborside Financial Center Plaza 10, Suite 1401, 3 Second Street, Jersey City, NJ 07311-3988.

“Commodity Transaction” means any transaction (including any agreement with respect to any such transaction) now existing or hereafter entered into between MSCG or any of its affiliates and the Borrower or any of its affiliates (or any other person if guaranteed by the Borrower) which is a forward, swap, future, option or other similar transaction relating to one or more commodities.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the passage of time or the requirement that notice be given or both.

“Determination Date” has the meaning specified for such term in the Letter Agreement.

“Effective Date” has the meaning specified in Section 3.01.

“Eligible Subsidiary” means each of Dynegy Marketing and Trade, LLC, a Delaware limited liability company, Dynegy Power Marketing Inc., a Texas corporation, and Dynegy Gas Imports, LLC, a Delaware limited liability company, in each case, only if and for so long as such entity is a wholly owned subsidiary of Dynegy Holdings Inc.

“Events of Default” has the meaning specified in Section 5.01.

“Facility Available Amount” has the meaning specified for such term in the Letter Agreement; provided, however, that if an Event of Default has occurred and is continuing, the Facility Available Amount shall be zero.

“Force Majeure Event” means any force majeure event or act of state that is beyond the control of the Lender and that the Lender could not, after using reasonable commercial efforts (which will not require the Lender to incur an expense or loss, other than immaterial, incidental expenses), overcome.

“Interest Period” means, in connection with determining the LIBOR Rate in effect on any day during a calendar quarter, the period commencing on the first day of such calendar quarter and ending on the last day of such calendar quarter.

“ISP98” means the International Standby Practices (ISP98), in force as of 1 January 1999, ICC Publication No. 590.

“L/C Related Documents” has the meaning specified in Section 2.04(a)(i).

“Lender” has the meaning specified in the recital of the parties to this Agreement.

“Letter Agreement” means the letter agreement dated the date hereof between the Borrower and the Lender.

“Letter of Credit” means an irrevocable letter of credit, in substantially the form of Exhibit A hereto or in such other form as shall be permitted under Section 2.02(a) (provided, however, that such other form shall provide for the automatic reduction of the amount of such letter of credit in a manner similar to the form of Exhibit A), and issued by the Lender pursuant to Section 2.01.

 “Letter of Credit Availability” has the meaning specified in Section 2.01.

“Letter of Credit Facility” means, at any time, an amount equal to the Facility Available Amount reduced by the aggregate principal amount of the Letter of Credit Loans (and all accrued interest thereon) outstanding at such time.

“Letter of Credit Loan” has the meaning specified in Section 2.02(b).

“LIBOR Rate” means, for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period for a period equal to three months; provided, however, that, if for any reason such rate is not available, the term “LIBOR Rate” means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a period equal to three months; provided if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

“MSCG” has the meaning specified in the recital of parties to this Agreement.

“Paying Agent” has the meaning specified in Section 6.01.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Repayment Schedule” means, for each Letter of Credit Loan, unless otherwise agreed between the parties hereto, repayment of 80% of the principal amount of such Letter of Credit Loan within twenty Business Days from the date of such Letter of Credit Loan and repayment of the balance of such principal amount of such Letter of Credit Loan in 3 equal monthly installments on the last Business Day of each month thereafter, beginning with the first month ending after the date on which the first payment is due; provided, however, that the full balance of such Letter of Credit Loan shall be repayable in full on the earlier of the Acceleration Date and January 15, 2013.

“Secured Obligations” has the meaning specified in Section 7.02.

“Succession Event” means, with respect to the Borrower, an event, such as a merger, consolidation, amalgamation, transfer of assets or liabilities, demerger, spin-off or other similar event in which another entity succeeds to the obligations of the Borrower, whether by operation of law or pursuant to any agreement.  Notwithstanding the foregoing, “Succession Event” shall not include an event in which the holders of obligations of the Borrower exchange such obligations for the obligations of another entity, unless such exchange occurs in connection with a merger, consolidation, amalgamation, transfer of assets or liabilities, demerger, spin-off or other similar event.  For purposes of the definition of “Succession Event,” “succeeds” means, with respect to the Borrower and its obligations, that a party other than the Borrower (a) assumes or becomes liable for such obligations whether by operation of law or pursuant to any agreement or (b) issues bonds that are exchanged for such obligations, in each case such that Borrower is no longer an obligor (primarily or secondarily) with respect to such obligations.

“Termination Date” means the earlier of (i) Availability Termination Date and (ii) the Acceleration Date.

“Threshold Amount” means the lesser of (a) $50,000,000 (fifty million dollars) and (b) such lower cross default threshold as is applicable at the time of measurement in any bank credit facility of Borrower (or any bank credit facility of others guaranteed by Borrower) relating to a principal amount of borrowing (including any undrawn commitments) of at least $150,000,000.

“Transaction Documents” means this Agreement and the Letter Agreement.

“Trigger Date” has the meaning specified in Section 2.05(b).

“UCC” means the Uniform Commercial Code from time to time in effect in the specified jurisdiction.

“UCP” means the Uniform Customs and Practice for Documentary Credits, 2007 Revision, ICC Publication No. 600.

“U.S.” and “United States” means United States of America.

SECTION 1.02. Computation of Time Periods

In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

SECTION 1.03. Uniform Commercial Code

Terms defined in Article 8 or Article 9 of the UCC of the State of New York are used in this Agreement as such terms are defined in such Article 8 or Article 9.

ARTICLE II

AMOUNTS AND TERMS OF THE LETTERS OF CREDIT

SECTION 2.01. The Letters of Credit

The Lender agrees, on the terms and conditions hereinafter set forth, to issue Letters of Credit in U.S. dollars for the account of the Borrower, and in relation to its or any Eligible Subsidiaries’ obligations, from time to time on any Business Day during the period from the Effective Date until the Availability Termination Date, in an initial Available Amount for each such Letter of Credit not to exceed an amount equal to the Letter of Credit Facility at such time reduced by the aggregate Available Amount of all other Letters of Credit issued on or prior to the date of issuance of such Letter of Credit, issued pursuant to this Agreement, and then outstanding (such amount as so reduced being the “Letter of Credit Availability”) at such time.  Each Letter of Credit shall be in the amount of at least $1,000,000.  The expiration date for each Letter of Credit shall be no later than the earlier of (i) 360 days after the date of issuance thereof and (ii) the Availability Termination Date.

SECTION 2.02. Issuance of and Drawings under Letters of Credit

(a) Request for Issuance.  (i) The Borrower may request the issuance of a Letter of Credit by giving notice to the Lender in accordance with Section 8.02; provided, however, that at any time no more than seven Letters of Credit may be issued and outstanding, in the aggregate to a maximum of seven beneficiaries.  Each such request for issuance of a Letter of Credit shall be given to the Lender not later than 12:00 noon (New York City time) on the Business Day that is at least two Business Days before the proposed date of issuance of such Letter of Credit; provided, however, that the Lender shall be under no obligation to issue any Letter of Credit in a form other than in substantially the form attached as Exhibit A hereto, unless the Lender shall have approved in its sole discretion such other form of Letter of Credit, two Business Days shall have elapsed since the Lender shall have notified the Borrower of such approval and, in each case, the beneficiary of such Letter of Credit has provided written notice to the Lender that such form is acceptable to the beneficiary.  The Facility Available Amount to be used in connection with issuing Letters of Credit pursuant to this Section 2.02, shall be the lowest of the Facility Available Amount on the date that the Borrower gave such notice and the Facility Available Amount on the date of issuance of such Letter of Credit.  Each such request for issuance of a Letter of Credit shall be in the form of a completed application (including attachments thereto) substantially in the form of Exhibit B hereto, submitted to the Lender by electronic communication or by facsimile, in each case, confirmed immediately by telephone, in each case in accordance with Section 8.02.  If the Letter of Credit is in substantially the form attached as Exhibit A hereto or such other form as the Lender may approve in its sole discretion, the Lender will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower on the date specified in such request for issuance (unless a Force Majeure Event has occurred, in which case the Lender will make such Letter of Credit available to the Borrower upon the Business Day after the termination of the Force Majeure Event) at the Lender’s office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance.

(ii) If, on the date specified in the request for issuance of a Letter of Credit by the Borrower in accordance with clause (i) above:

(A) the Facility Available Amount on such specified date is less than the sum of (w) the requested Available Amount of such Letter of Credit plus (x) the aggregate principal amount of the Letter of Credit Loans (and all interest accrued thereon) outstanding at such time plus (y) the aggregate Available Amount in respect of all existing Letters of Credit at such time, then the Available Amount of the Letter of Credit issued shall be reduced to an amount which, when added to the amounts set forth in (x) and (y) above, is equal to the Facility Available Amount (rounded down to the nearest $100,000) on such specified date; provided, however, that if the Borrower has requested the issuance of two or more Letters of Credit on such specified date, the Available Amounts of such Letters of Credit will be reduced pro rata in accordance with this clause (A), unless the Borrower and the Lender shall agree otherwise; or

(B) the Facility Available Amount on such specified date is greater than the sum of (w) the requested Available Amount of such Letter of Credit plus (x) the aggregate principal amount of the Letter of Credit Loans (and all interest accrued thereon) outstanding at such time plus (y) the aggregate Available Amount in respect of all existing Letters of Credit at such time, then the Borrower may make a request to the Lender by telephone, confirmed immediately by electronic communication, in each case in accordance with Section 8.02, no later than 12:00 noon (New York City time) on the date specified in the request for issuance of such Letter of Credit, to increase the Available Amount of such Letter of Credit to an amount not to exceed the amount which, when added to the amounts set forth in (x) and (y) above, is equal to the Facility Available Amount on such specified date.

(iii) If at the time of, and in connection with, the Borrower’s request for a Letter of Credit pursuant to Section 2.02(a)(i) above, the Borrower shall notify the Lender in accordance with Section 8.02 hereof that the beneficiary requests that such Letter of Credit be guaranteed by Morgan Stanley, the Lender will arrange for such a guaranty to be issued by Morgan Stanley in substantially the form of Exhibit C hereto.

(b) Drawing and Reimbursement.  The payment by the Lender of each drawing under any Letter of Credit shall constitute, for all purposes of this Agreement, the making by the Lender to the Borrower of a loan (a “Letter of Credit Loan”) in the amount of such drawing, which loan shall be a senior unsecured obligation of the Borrower and shall be repaid in accordance with Section 2.03.

SECTION 2.03. Repayment of Letter of Credit Loans

The Borrower shall repay to the Lender the principal amount of each Letter of Credit Loan in accordance with the Repayment Schedule for such Letter of Credit Loan.

SECTION 2.04. Obligations Unconditional; Limitations of Liability

(a) The obligations of the Borrower under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, including, without limitation, the following circumstances:

(i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the “L/C Related Documents”);

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

(iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against the Lender or any beneficiary or transferee of a Letter of Credit (or any Persons for which any such beneficiary or transferee may be acting), or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

(iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment by the Lender under a Letter of Credit against presentation of a draft, certificate or other document that does not substantially comply with the terms of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

The foregoing shall not be construed to excuse the Lender from liability to the Borrower to the extent of any direct, but not consequential, damages suffered by the Borrower that are caused by the Lender’s failure to exercise reasonable care when determining whether a draft and other document presented under any Letter of Credit appear, on their face, to be in strict compliance with the terms and conditions thereof, in accordance with, and to the extent set forth in, Section 8.09, the UCP or ISP98 (in either case, as applicable to such Letter of Credit), and Article 5 of the Uniform Commercial Code as in effect in the State of New York.

(b) Without limiting any other provision of this Agreement or of ISP98 or the UCP (as applicable), the Lender and any guarantor or confirmer of any Letter of Credit:

(i) shall not be responsible for the identity or authority of any signer or the form, accuracy, genuineness, falsification or legal effect of any statement, certificate or other document presented under any Letter of Credit if such statement, certificate or other document on its face appears to be in accordance with the terms and conditions of such Letter of Credit;

(ii)  shall not be responsible for any acts or omissions by, or the solvency of, the beneficiary of any Letter of Credit or any other Person having any role in any transaction underlying any Letter of Credit;

(iii) shall not be responsible for any failure of any statement, certificate or other document presented under any Letter of Credit to conform, to comply, or to be in accordance, in any way with any underlying contract or agreement between the beneficiary of such Letter of Credit and the Borrower or any of its affiliates; and

(iv) may accept or pay as complying with the terms and conditions of any Letter of Credit any statement, certificate or other document appearing on its face (A) substantially to comply with the terms and conditions of such Letter of Credit, (B) to be signed or presented by or issued to any successor of the beneficiary or any other Person in whose name such Letter of Credit requires or authorizes that any statement, certificate or other document be signed, presented or issued, including any administrator, trustee in bankruptcy, debtor in possession, liquidator, receiver, or successor by merger or consolidation, or any other Person purporting to act as the representative of or in place of any of the foregoing, or (C) to have been signed, presented or issued after a change of name of the beneficiary.

SECTION 2.05. Voluntary Prepayments and Mandatory Reduction/ Collateralization of Letters of Credit

(a)  The Borrower may, at any time and from time to time upon at least three Business Days’ notice to the Lender (such notice to be provided in accordance with Section 8.02) stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay in whole or in part the outstanding aggregate principal amount of the Letter of Credit Loans, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid.

(b) A “Trigger Date” shall occur on any Business Day on which (i) the sum of (x) the aggregate principal amount of the Letter of Credit Loans outstanding at such time plus (y) the aggregate Available Amount in respect of all Letters of Credit at such time, exceeds the Facility Available Amount at such time by more than $100,000, and (ii) the Lender has, on or before 12:00 noon (New York City time) on such Business Day provided written notice thereof to Borrower in accordance with Section 8.02; provided that a written notice to Borrower of the then current Facility Available Amount shall also be deemed to be a notice of a Trigger Date for purposes hereof if such Facility Available Amount is $100,000 or more below the sum of (x) the aggregate principal amount of the Letter of Credit Loans outstanding at such time plus (y) the aggregate Available Amount in respect of all Letters of Credit at such time.

(c) If the Lender shall notify the Borrower of the occurrence of any Trigger Date, the Borrower shall, by no later than 12:00 noon (New York City time) on the day that is three Business Days after the day of such notification either: (i) have terminated or amended existing Letters of Credit sufficient to reduce the aggregate Available Amount of such Letters of Credit to the amount which is the greater of (x) the amount which is equal to the Facility Available Amount on the date of such notification less the aggregate principal amount of the Letter of Credit Loans outstanding at such time (including interest accrued thereon) and (y) zero or (ii) have paid to the Lender and Paying Agent in immediate available funds, as follows:

    (x)           first, prepay Letter of Credit Loans, if any, plus interest thereon as directed by the Lender, in an amount which is the lesser of (A) the aggregate principal amount of the Letter of Credit Loans outstanding at such time and (B) the amount by which the sum of (1) the aggregate principal amount of the Letter of Credit Loans outstanding at such time plus (2) the aggregate Available Amount in respect of all Letters of Credit at such time (after giving effect to any actions take pursuant to clause (c)(i) above), exceeds the Facility Available Amount on the day of such notification; and

    (y)           second, pay to the Paying Agent in same day funds the amount which is the lesser of (A) the aggregate Available Amount of all then outstanding Letters of Credit and (B) the amount by which the sum of (1) the aggregate principal amount of the Letter of Credit Loans outstanding at such time (after giving effect to any actions take pursuant to clause (c)(ii)(x) above) plus (2) the aggregate Available Amount in respect of all Letters of Credit at such time (after giving effect to any actions take pursuant to clause (c)(i) above), exceeds the Facility Available Amount on the day of such notification (such excess, an “Excess Payment”).  The Paying Agent shall, at the direction of the Lender in its sole discretion, either:

(A) pay such Excess Payment, or a portion thereof, pro rata to the beneficiaries under the outstanding Letters of Credit, ratably in accordance with their respective Available Amounts, pursuant to the payment instructions furnished to the Lender under Section 3.02(b)(i)(B); and/or

(B) pay such Excess Payment, or a portion thereof, into the Collateral Account in accordance with Section 2.10(a).

The Paying Agent shall, not later than one Business Day after the application of any funds pursuant to this Section 2.05(c)(ii)(y), notify the Borrower in accordance with Section 8.02 as to the details of how such funds were applied.

(d) In the case of any amendment to increase or decrease the amount of any existing Letter of Credit, any such increase or decrease shall be in increments of $100,000 and in connection with such amendment, the aggregate Available Amount of such Letter of Credit shall be rounded down to the nearest $100,000.  Borrower shall submit the request for any such amendment to increase or decrease the amount of any existing Letter of Credit to the Lender in the form of Exhibit D, by electronic communication or facsimile, in each case, confirmed immediately by telephone, in accordance with Section 8.02.

SECTION 2.06. Interest

The Borrower shall pay interest (without having regard to any Collateral provided by or on behalf of the Borrower) on the unpaid principal amount of each Letter of Credit Loan owing to the Lender from the date of such Letter of Credit Loan until such principal amount shall be paid in full, at the applicable rate per annum, and payable at the times, set forth in the Letter Agreement.

SECTION 2.07. Fees

The Borrower shall pay to the Lender the fees set forth in the Letter Agreement.

SECTION 2.08. Payments and Computations

(a) The Borrower shall make each payment hereunder and under the Letter Agreement, irrespective of any right of counterclaim or set-off, not later than 2:00 p.m. (New York City time) on the day when due in U.S. dollars in same day funds to or at the direction of the Lender at the deposit account designated by the Lender to the Borrower.

(b) All computations of interest under Section 2.06 and the Letter Agreement and of the ongoing fees under Section 2.07 and the Letter Agreement shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fee is payable.  Each determination of such interest rate or fee by the Lender shall be conclusive and binding for all purposes, absent manifest error.

(c) Whenever any payment hereunder or under the Letter Agreement shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (or, if such payment is due on the last day of a calendar month, and such day is not a Business Day, then such payment shall be made on the preceding Business Day), and any such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be.

SECTION 2.09. Evidence of Debt

The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the Lender resulting from each Letter of Credit Loan owing to the Lender from time to time, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder.  Entries made in good faith by the Lender in such account or accounts shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to the Lender under this Agreement and the Letter Agreement, absent manifest error; provided, however, that the failure of the Lender to make an entry, or any finding that an entry is incorrect, in such account or accounts shall not limit or otherwise affect the obligations of the Borrower to the Lender under this Agreement and the Letter Agreement.

SECTION 2.10. Collateral Account

(a) The Borrower shall pay into the Collateral Account cash in U.S. dollars in the amounts required to be paid, and at the times required to be paid therein, pursuant to Section 2.05(c)(ii)(y)(B).  Such amounts shall be maintained in the Collateral Account until such time as:

(b)  the sum of (x) the aggregate principal amount of the Letter of Credit Loans  outstanding at such time (including interest accrued thereon) plus (y) the aggregate Available Amount in respect of all Letters of Credit at such time is less than the Facility Available Amount; and

(c) the Borrower shall have delivered a written request to the Lender in accordance with Section 8.02, requesting a refund from the Collateral Account of the amount by which the Facility Available Amount exceeds the sum of (x) the aggregate principal amount of the Letter of Credit Loans  outstanding at such time (including interest accrued thereon)plus (y) the aggregate Available Amount in respect of all Letters of Credit at such time, whereupon the Lender shall, within three Business Days of receipt of such written request, pay such amount into an account designated by the Borrower for such purpose; provided, however, that unless such amount is the entire amount on deposit in the Collateral Account, any such amount payable by the Lender shall be rounded down the nearest integral multiple of $500,000.

SECTION 2.11. Underlying Contracts

At all times on and after the Effective Date, the Borrower shall, as soon as possible and in any event within three Business Days after the occurrence of any default under a contract supported by a Letter of Credit, furnish to the Lender a statement of an officer of the Borrower setting forth the details of such default and the action that the Borrower has taken and proposes to take with respect thereto.

ARTICLE III

CONDITIONS TO EFFECTIVENESS AND OF

ISSUANCES OF LETTERS OF CREDIT

SECTION 3.01. Conditions to Effectiveness

Section 2.01 of this Agreement shall become effective on and as of the first date (the “Effective Date”) on which (i) the Borrower shall have paid to the Lender the upfront fee referred to in the Letter Agreement, (ii) the Lender shall have received, on or before the Effective Date, the following, each dated such day (unless otherwise specified), in form and substance reasonably satisfactory to the Lender:

       (a) The Letter Agreement.

       (b) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement, the Letter Agreement and the transactions contemplated hereby and thereby, including the grant of a security interest in the Collateral, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to this Agreement and the Letter Agreement.

       (c) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation of the Borrower, dated reasonably near the Effective Date, certifying (i) as to a true and correct copy of the certificate of incorporation of the Borrower and each amendment thereto on file in such Secretary’s office and (ii) that (A) such amendments are the only amendments to the Borrower’s certificate of incorporation on file in such Secretary’s office, (B) the Borrower has paid all franchise taxes to the date of such certificate and (C) the Borrower is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation.

       (d) A certificate of the Secretary or any Assistant Secretary of the Borrower, dated the Effective Date (the statements made in which certificate shall be true on and as of the Effective Date), certifying as to (i) the absence of any amendments to the certificate of incorporation of the Borrower since the date of the Secretary of State’s certificate referred to in Section 3.01(c), (ii) a true and correct copy of the bylaws of the Borrower as in effect on the date on which the resolutions referred to in Section 3.01(b) were adopted and on the Effective Date, (iii) the due incorporation and good standing or valid existence of the Borrower as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of the Borrower, and (iv) the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Letter Agreement.

       (e) A certificate of the Borrower signed on behalf of the Borrower by its President or a Vice President, dated on the Effective Date (the statements made in which certificate shall be true on and as of the Effective Date), certifying as to (i) the truth of the representations and warranties contained in Section 4.01 of this Agreement as though made on and as of the Effective Date and (ii) the absence of any event occurring and continuing that constitutes a Default.

       (f) Proper financing statements naming the Borrower as the debtor and the Lender as secured party in form appropriate for filing under the UCC of all jurisdictions necessary or desirable in order to perfect and protect the security interest created in the Collateral pursuant to Article VII of this Agreement.

       (g) A favorable opinion of Akin Gump Strauss Hauer & Feld LLP, counsel for the Borrower, in form and substance reasonably satisfactory to the Lender,

and (iii) unless waived by the Lender, the Borrower shall have paid all fees, charges and disbursement of counsel to the Lender (directly to such counsel if requested by the Lender) to the extent invoiced prior to or on the Effective Date, plus such additional amounts of such fees, charges and disbursement as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Lender).

SECTION 3.02. Conditions Precedent to Certain Issuances

The obligations of the Lender to issue or to increase by amendment any Letter of Credit shall be subject to the further conditions precedent that on the date of such issuance or increase, (a) the following statement shall be true:

(i) the representations and warranties contained in Section 4.01 of this Agreement are correct in all material respects on and as of such date, before and after giving effect to such issuance, as though made on and as of such date except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be correct in all material respects as of such earlier date;

(ii) no Default or Event of Default has occurred and is continuing or would result from such issuance or increase; and

(iii) no default, event of default or other similar condition or event (however described) in respect of the Borrower in observing or performing any obligation or condition, in each case taking into consideration any applicable cure periods, in respect of any Commodity Transaction; unless the relevant time of such issuance or increase is no sooner than on or after the second Determination Date following the occurrence of any such event (taking into consideration any applicable cure periods);

and (b) satisfaction of each of the following prior to such issuance:

(i) completion of the Lender’s customary anti-money laundering process with respect to any beneficiary for which the Borrower has submitted to the Lender a completed anti-money laundering form from the relevant beneficiary in the form of Exhibit E hereto that remains current and correct at the time of any request and issuance of a Letter of Credit to such beneficiary.  The Lender shall use commercially reasonable efforts to timely review and complete the anti-money laundering process following submission of such form;

(ii)  receipt by the Lender of payment instructions on the beneficiary’s letterhead (with contact details), in each case in respect of the beneficiary of such Letter of Credit; and

(iii) receipt be the Lender of such other approvals, opinions or documents as the Lender may reasonably request.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower

The Borrower represents and warrants as follows:

       (a) It is duly organized, validly existing and in good standing in its jurisdiction of incorporation.

       (b) It has full corporate power and authority, and has taken all corporate action necessary, to execute and deliver the Transaction Documents, to grant a security interest in the Collateral and to fulfill its obligations under, and to consummate the transaction contemplated by, the Transaction Documents.

       (c) The making and performance by it of the Transaction Documents, including the grant by the Borrower of the security interest in the Collateral granted pursuant hereto, do not and will not (i) violate its certificate of incorporation or bylaws, (ii) violate in any material respect any law or regulation of its jurisdiction of incorporation or any other law or regulation applicable to it, or (iii) violate in any material respect any contractual restriction binding on or affecting it.

       (d) All consents, licenses, approvals, authorizations, exemptions, registrations, filings, opinions and declarations from or with any agency, department, administrative authority, statutory corporation or judicial entity necessary for the validity or enforceability of the security interest in the Collateral granted pursuant to this Agreement or enforceability of its obligations under the Transaction Documents have been obtained, and no governmental authorization other than any already obtained are required in connection with its execution, delivery and performance of the Transaction Documents, the perfection or maintenance of the security interest created pursuant to this Agreement (including the first priority nature thereof), or the exercise by the Lender of its remedies in respect of the Collateral pursuant hereto, except in each case for the timely filing of the financing statements referred to in Section 3.01(f).

       (e) Each of the Transaction Documents has been duly executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms, except as limited by the bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and by general principles of equity.

       (f) There is no litigation or governmental proceeding pending at law or in equity, nor to its knowledge threatened, against or affecting it which, if determined adversely to it, would result in any material adverse change in its interest in the Collateral or its ability to perform its obligations under the Transaction Documents.

       (g) No Default or Event of Default has occurred and is continuing or would occur by reason of its entering into or performing its obligations under the Transaction Documents.

       (h) To the best knowledge of the executive officers of Dynegy Inc. (the corporate parent of the Borrower) and the Borrower as of the Effective Date, the written information furnished by or on behalf of Borrower to MSCG in connection with the transactions contemplated hereby (including, without limitation, reports, financial statements and certificates) and the negotiation of this Agreement or delivered hereunder or under any other L/C Related Document (as modified or supplemented by other information so furnished), when taken as a whole together with the public disclosure and any Form 10-K, Form 10-Q or Form 8-K filed by Dynegy Inc. or the Borrower after the Effective Date (all of the foregoing as updated, restated, or otherwise modified in writing from time to time) do not contain any material misstatement of fact or omit to state any material facts necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. Notwithstanding anything to the contrary in the preceding sentence, no representation, warranty or covenant is made with respect to information for which the source is any separately identified (a) third party source or (b) other person or entity not affiliated with or acting as agent or representative for Dynegy Inc. or any of its subsidiaries.

       (i) The Collateral is free and clear of all liens, security interests and other adverse claims.  This Agreement creates in favor of the Lender a valid and perfected security interest in the Collateral, securing the payment of all of the Secured Obligations purported to be secured thereby.  Such security interest is a first priority security interest.  There are no effective UCC financing statements on file in any recording office with respect to the Collateral.

       (j)  At each time that the Lender issues or increases by amendment any Letter of Credit relative to the obligations of Dynegy Marketing and Trade or Dynegy Power Marketing Inc., such entity is an Eligible Subsidiary.

ARTICLE V

EVENTS OF DEFAULT; SUCCESSION EVENT

SECTION 5.01. Events of Default

If any of the following events (“Events of Default”) shall occur and be continuing:

       (a) (i) the Borrower shall fail to pay any principal of any Letter of Credit Loan when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Letter of Credit Loan, or the Borrower shall fail to make any other payment under this Agreement or the Letter Agreement, within two Business Days after the same shall become due and payable; or

       (b) the Borrower shall fail to perform or observe any terms, covenants or agreements contained in Section 2.05, within two Business Day after the same shall be required to be performed or observed; or

       (c) any Bankruptcy of the Borrower; or

       (d) any default, event of default or other similar condition or event (however described) in respect of the Borrower in observing or performing any obligation or condition, in each case taking into consideration any applicable cure periods, under one or more agreements with MSCG or any of its affiliates (including any guarantee or similar document in favor of MSCG or any of its affiliates) or one or more agreements or instruments relating to indebtedness of Borrower or any guarantee by Borrower of indebtedness of others, in each case, which indebtedness is owed to parties not affiliated with the Borrower; provided that no default(s), event(s) of default or other similar condition(s) would result in an Event of Default pursuant to this Section 5.01(d) unless (i) arising from a failure to pay when due an aggregate amount (in total amount for all such agreements, indebtedness and guarantees) not less than the Threshold Amount or (ii) giving rise to an ability to declare, or result in, termination, acceleration or liquidation of such agreement(s) or such indebtedness (including guaranteed indebtedness) and the sum of, without duplication, (x) the aggregate amounts payable by Borrower for all such agreements assuming they were then terminated, accelerated or liquidated, as applicable and (y) the amount (including undrawn commitments) of such indebtedness (including guaranteed indebtedness) is not less than the Threshold Amount; or

       (e) the Lender ceases to have a valid and perfected first-priority security interest on any material portion of the Collateral free and clear of any other security interest; or

       (f) any representation or warranty made by the Borrower (or any of its officers) under or in connection with this Agreement or in any certificate furnished hereunder shall prove to have been incorrect in any material respect when made; then, and in any such event, the Lender may, (A) by notice to the Borrower provided in accordance with Section 8.02, declare the Letter of Credit Facility and the obligations of the Lender to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate and (B) by notice to the Borrower provided in accordance with Section 8.02, declare the Letter of Credit Loans, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Letter of Credit Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, provided, however, that, in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the Letter of Credit Facility and the obligations of the Lender to issue Letters of Credit shall automatically terminate and (y) the Letter of Credit Loans, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower (the date on which any event referred to in clause (A), (B) or (C), or clause (x) or (y), above shall occur being the “Acceleration Date”).

SECTION 5.02. Succession Event.  If a Succession Event shall occur, upon the Lender’s request, the Borrower shall (a) cause the beneficiary of each outstanding Letter of Credit to return to the Lender each such applicable Letter of Credit and repay the aggregate outstanding amount of all Letter of Credit Loans or (b) provide the Lender with cash collateral (in a manner reasonably satisfactory to the Lender) in an amount equal to at least 105% of the sum of (i) the aggregate Available Amount of all outstanding Letters of Credit plus (ii) the aggregate outstanding amount of all Letter of Credit Loans.

ARTICLE VI

THE PAYING AGENT

SECTION 6.01. Authorization and Action

The Borrower hereby appoints and authorizes MSCG to act as paying agent (the “Paying Agent”) hereunder on behalf of the Borrower with respect to the payments to be made pursuant to Section 2.05(c)(ii)(y).

SECTION 6.02. Payments to the Paying Agent

The Borrower shall make any payment to be made to the Paying Agent pursuant to Section 2.05(c)(ii)(y) to the following account:

The Northern Trust International Banking Corporation
ABA NO. 026001122
Morgan Stanley Capital Group Inc.
A/C NUMBER 102897-20010

SECTION 6.03. Duties of Paying Agent; Exculpatory Provisions

(a)  The Paying Agent’s duties hereunder are solely mechanical and administrative in nature and the Paying Agent shall have no duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, the Paying Agent shall not:

(i) be subject to any fiduciary or other implied duties,

(ii) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby,

(iii) be liable for any action taken or not taken by it, except for its own gross negligence or willful misconduct, or

(iv) be responsible for or have any duty to ascertain or inquire into (x) any statement, warranty or representation made in or in connection with this Agreement, (y) the contents of any certificate, report or other document delivered hereunder or in connection herewith, or (z) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein.  The Paying Agent shall not be responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Borrower or any other Person.

SECTION 6.04. Reliance by Paying Agent.

The Paying Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Paying Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.

SECTION 6.05. Indemnification

The Borrower hereby agrees to indemnify the Paying Agent and its affiliates and their respective officers, directors, employees, agents and advisors from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Paying Agent in any way relating to or arising out of this Agreement or any Letter of Credit or any action taken or omitted by the Paying Agent under this Agreement or any Letter of Credit (collectively, the “Indemnified Costs”); provided, however, that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction.  In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 6.05 applies whether any such investigation, litigation or proceeding is brought by the Borrower or any other Person.

ARTICLE VII

GRANT OF SECURITY INTEREST; REMEDIES

SECTION 7.01. Grant of Security Interest

The Borrower hereby grants to the Lender a security interest in the Borrower’s right, title and interest in and to the following, whether now owned or hereafter acquired by the Borrower, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a) the Collateral Account, all cash and security entitlements with respect to all financial assets from time to time credited to the Collateral Account, and all financial assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property, from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such cash or security entitlements or financial assets and all warrants, rights or options issued thereon or with respect thereto; and

(b) all proceeds of, collateral for, income and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clause (a) of this Section 7.01) and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Lender is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (ii) cash constituting proceeds of Collateral.

SECTION 7.02. Security for Obligations

The grant of the security interest set forth in Section 7.01 is made to the Lender to secure the payment of all obligations of the Borrower under the Transaction Documents, now or hereafter existing, whether direct or indirect, absolute or contingent, and whether for Letter of Credit Loans, interest, fees, costs, expenses or otherwise (all such obligations being the “Secured Obligations”).

SECTION 7.03. Borrower Remains Liable

Anything herein to the contrary notwithstanding, (i) the Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Lender of any of the rights hereunder shall not release the Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral and (iii) the Lender shall not (x) have any obligation or liability to perform any of the obligations or duties of the Borrower under the contracts and agreements included in the Collateral by reason of this Agreement or (y) be obligated to perform any of the obligations or duties of the Borrower thereunder.

SECTION 7.04. Control of the Collateral; Investments in the Collateral Account

(a) All Collateral shall be controlled (within the meaning of Section 9-106 of the UCC in effect in the State of New York) by the Lender.

(b) Without limiting the rights and obligations of the Lender hereunder, the Lender will, notwithstanding Section 9-207(c) of the UCC in effect in the State of New York, have the right to:

(i) sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business, any and all of the Collateral, free from any claim or right of any nature whatsoever of the Borrower, including any equity or right of redemption by the Borrower; and

(ii) register any and all of the Collateral in the name of the Lender or its nominee.

SECTION 7.05. Further Assurances

(a) The Borrower agrees that, at any time and from time to time, at the expense of the Borrower, the Borrower will promptly execute and deliver all further instruments and documents, and take all further action that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, the Borrower will, upon the reasonable request of the Lender, (i) execute or authenticate and file such financing or continuation statements or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Lender may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (ii) take all action necessary to ensure that the Lender has control of Collateral consisting of deposit accounts and/or securities accounts as provided in Sections 9-104 and 9-106 of the UCC, and (iii) deliver to the Lender evidence that all other action that the Lender may deem reasonably necessary or desirable from time to time in order to perfect and protect the security interest created by the Borrower under this Agreement has been taken.  The Borrower hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral.  The Borrower ratifies its authorization for the Lender to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(b) The Borrower will not, without the prior written consent of the Lender (after having given the Lender not less than thirty days’ prior written notice thereof in accordance with Section 8.02 and after having executed and delivered to the Lender such further instruments and documents in connection therewith as may be reasonably requested by the Lender pursuant to this Section 7.05), change its jurisdiction of organization or its name.

(c) The Borrower shall defend the Collateral against all claims and demands of all Persons at any time claiming any interest therein that is, or in a manner which is, adverse to the Lender.

(d) The Borrower shall not sell, lease, transfer, assign (by operation of law or otherwise) or otherwise dispose of, or grant any security interest in or option with respect to, directly or indirectly (or agree to any of the foregoing at any future time), all or any portion of the Collateral.

(e) The Borrower shall not deposit any funds in respect of, or proceeds from, any Collateral into any account other than the Collateral Account.

SECTION 7.06. Lender Appointed Attorney-in-Fact

The Borrower hereby irrevocably, upon the occurrence and during the continuation of any Default or Event of Default, appoints the Lender the Borrower’s attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time in the Lender’s discretion, to take any action and to execute any instrument that the Lender may deem necessary or advisable to accomplish the purposes of this Agreement (such power being coupled with an interest).

SECTION 7.07. Lender May Perform

If the Borrower fails to perform any agreement contained herein, the Lender may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, if an Event of Default then exists; and the reasonable expenses of the Lender incurred in connection therewith shall be payable by the Borrower pursuant to Section 7.10.

SECTION 7.08. Reasonable Care

The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which an ordinary person accords its own property, it being understood that the Lender shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any Collateral, other than (a) the safe custody of any Collateral in its possession, (b) the accounting for monies actually received by it under this Agreement and (c) the application of monies in accordance with this Agreement.

SECTION 7.09. Remedies

In the event that any Event of Default shall have occurred and be continuing, then:

         (a) The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC in effect in the State of New York (whether or not such UCC applies to the affected Collateral) and also may:  (i)  with notice as specified in the next succeeding sentence unless Article 9 of such UCC permits sale without notice, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable, and (ii) exercise any and all rights and remedies of the Borrower under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of the Borrower to demand or otherwise require payment of any amount in respect of the Collateral and (B) exercise all other rights and remedies with respect to the Collateral, including, without limitation, those set forth in Section 9-607 of such UCC.  The Borrower agrees that at least ten days’ notice to the Borrower provided in accordance with Section 8.02, sent after the occurrence of an Event of Default, of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) Any cash held by or on behalf of the Lender and all cash proceeds received by or on behalf of the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied by the Lender to reimburse itself for the Secured Obligations.  Any surplus of such cash or cash proceeds held by or on the behalf of the Lender and remaining after reimbursement in full of all the Secured Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

          (c) All payments received by the Borrower in respect of the Collateral shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Borrower and shall be forthwith paid over to the Lender in the same form as so received (with any necessary endorsement).

          (d) The Lender may, without notice to the Borrower except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Collateral or in any other deposit account.

SECTION 7.10. Indemnity and Expenses

          (a) The Borrower agrees to indemnify, defend and save and hold harmless the Lender and its officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement or the Collateral (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

          (b) The Borrower will upon demand pay to the Lender the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Lender may incur in connection with (i) the administration of this Article VII, (ii) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Lender hereunder or (iv) the failure by the Borrower to perform or observe any of the provisions hereof.

SECTION 7.11. Continuing Security Interest; Assignments

This Article VII shall create a continuing security interest in the Collateral and shall (a) subject to Section 7.12, remain in full force and effect until the later of (i) the Termination Date and (ii) the date of payment in full, in cash, of the Secured Obligations, (b) be binding upon the Borrower and its successors and assigns and (c) inure to the benefit of the Lender and its successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), the Lender may assign or otherwise transfer all or a portion of its rights and obligations under this Agreement (including all or any portion of a Letter of Credit Loan held by it and all rights corresponding thereto under any of the Transaction Documents) to any other person to the extent permitted under Section 8.06, and such other person shall thereupon become vested with all the benefits in respect thereof granted to the Lender herein or otherwise, as provided in Section 8.06.

SECTION 7.12. Release; Termination

Upon the earlier of (a) the later of (i) payment in full, in cash, of the Secured Obligations then due and payable and (ii) the Termination Date and (b) the consummation of any sale or foreclosure in respect of any of the Collateral conducted by or under the direction of the Lender, the security interest granted by this Article VII shall automatically terminate and the Collateral shall automatically be released from such security interest but, in the case of the foregoing clause (b), only to the extent of the Collateral disposed of in such transaction, and only following the receipt by the Lender of the proceeds of such disposition, and the Lender shall enter into such documentation as may be reasonably requested by the purchaser of such Collateral and reasonably acceptable to the Lender in order to evidence such release.  Upon the earlier date referred to in the first sentence, the Borrower shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and the Lender will enter into and deliver such documentation as shall be reasonably requested by the Borrower, and as may be reasonably acceptable to the Lender, to evidence such release, including UCC termination statements and such notices as the Borrower may reasonably request, at the Borrower’s expense, to evidence and confirm the release and discharge of the security interest granted by this Article VII.  In the event that the Lender is required to refund any amounts to the Borrower pursuant to Section 2.10(a), the amounts that are so refunded shall automatically be released from the security interest granted by this Article VII and the Lender shall enter into such documentation as may be reasonably requested by the Borrower and reasonably acceptable to the Lender in order to evidence such release, all at the expense of the Borrower.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01. Amendments, Etc

No amendment or waiver of any provision of the Transaction Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 8.02. Notices, Etc

All notices and other communications provided for hereunder shall be in writing (including facsimile or other electronic transmission) and mailed or sent by facsimile or email or delivered:

if to the Borrower, at its address at:

1000 Louisiana Street, Suite 5800
Houston, Texas 77002-5050
Attn:  Richard Evans, Vice President, Finance
Phone: (713) 767-0197
Fax: (713) 767-6636
E-mail: Rick.Evans@Dynegy.com

with a copy to:

Dynegy Holdings Inc.

Attn: J. Kevin Blodgett

Executive Vice President and General Counsel

1000 Louisiana Street, Suite 5800

Houston, Texas 77002-5050

Phone: (713) 507-6847

Fax: (713) 356-2185

E-mail: Kevin.Blodgett@Dynegy.com

if to the Lender or the Paying Agent, at its address at:

Morgan Stanley

1585 Broadway, 2nd Floor

New York, NY 10036

Attention Global Capital Markets

Brendan Johnson
Telephone:                      (212) 761-5345
Fax:                          (212) 507-0140
Email:                        brendan.johnson@morganstanley.com

Ryan Comerford
Telephone:                      (914) 225-1602
Fax:                          (914) 225-9301
Email:                       ryan.comerford@morganstanley.com

Morgan Stanley Capital Group
c/o Morgan Stanley Bank, N.A.
One Utah Center
201 South Main Street, 5th Floor
Salt Lake City, Utah 84111
Attn: Letter of Credit Department
Email:                      DHI-CCLC@ms.com
Telephone:    (801) 236-3655
Fax:       (212) 507-5010

with a copy to:

Morgan Stanley Capital Group Inc.

2000 Westchester Ave

Purchase, NY 10577

Attention Kevin Collins/Trang Price
Telephone:       (914) 225-4367/ (914) 225-4532
Fax:          (914) 225-9308/(914) 750-1480
Email:                                kevin.collins@morganstanley.com
   trang.price@morganstanley.com

or as to each such party at such other address as shall be designated by such party in a written notice to the other party hereto.  All such notices and other communications shall be effective when received during business hours.  Delivery by electronic communication or telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement shall be effective as delivery of an original executed counterpart thereof.

SECTION 8.03. No Waiver; Remedies

No failure by the Lender to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.04. Costs and Expenses; Indemnification

(a)  The Borrower agrees to pay on demand all reasonable costs and expenses of the Lender in connection with the enforcement of the Transaction Documents and the preparation, negotiation, execution and delivery of the facility contemplated by the Transaction Documents and any related documents and any amendment, modification or waiver of any provision hereof or thereof, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of a single counsel for the Lender with respect thereto).

(b)           The Borrower will indemnify and hold the Lender and its officers, directors, affiliates, employees, attorneys and agents (each, an “Indemnified Party”) harmless from and against any and all claims, liabilities, losses, damages, costs and expenses, including without limitation, reasonable attorneys’ fees and disbursements, other dispute resolution expenses (including fees and expenses in preparation for a defense of any investigation, litigation or proceeding) and costs of collection that arise out of or in connection with:

(i) the issuance of any Letter of Credit,

(ii) any payment or action taken or omitted to be taken in connection with any Letter of Credit (including any action or proceeding seeking (i) to restrain any drawing under such Letter of Credit, (ii) to compel or restrain the payment of any amount or the taking of any other action under such Letter of Credit, (iii) to compel or restrain the taking of any action under this Agreement, or (iv) to obtain similar relief (including by way of interpleader, declaratory judgment,  attachment, or otherwise), regardless of who the prevailing party is in any such action or proceeding),

(iii) the enforcement of this Agreement, or

(iv) any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority or any other cause beyond the Lender’s control,

except to the extent such claim, liability, loss, damage, cost or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

SECTION 8.05. Binding Effect

This Agreement shall, subject to the provisions of Section 3.01, become effective when it shall have been executed by the Borrower and the Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

SECTION 8.06. Assignments and Participations

The Lender may, with the prior written consent of the Borrower (which consent may not be unreasonably withheld or delayed) during any period in which no Default or Event of Default shall have occurred and be continuing, and upon the occurrence and during the continuance of any Default or Event of Default without any consent of or notice to the Borrower, assign to one or more assignees all or a portion of its rights (but not its obligations) under the Transaction Documents (including, without limitation, all or a portion of the Letter of Credit Loans owing to it).  Any such assignment that requires the prior written consent of the Borrower under this Section 8.06 but was made without such consent shall be void.  For the avoidance of any doubt, the Lender agrees that any assignment permitted by this Agreement shall not relieve the Lender of its obligations hereunder.  The Lender may, at any time, without any consent of or notice to the Borrower, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Transaction Documents (including, without limitation, all or a portion of the Letter of Credit Loans owing to it).

SECTION 8.07. Set-off

(a)  When an Event of Default is continuing, any amount payable to the Borrower pursuant to either (i) this Agreement or the Letter Agreement and/or (ii) any other obligations between the Borrower and MSCG or any of its affiliates or instruments or undertakings issued or executed by MSCG or any of its affiliates to, or in favor of, the Borrower, will, at the option of MSCG, be reduced by its setoff against any amounts payable (whether at such time or in the future or upon the occurrence of  a contingency) by the Borrower pursuant to either (i) this Agreement or the Letter Agreement or (ii) any other obligations between the Borrower and MSCG or any of its affiliates or instruments or undertakings issued or executed by the Borrower to, or in favor of, MSCG and any of its affiliates.  The Lender will give notice to the Borrower in accordance with Section 8.02 of any setoff effected under this Section 8.07.

(b) For this purpose, any amounts set off under this Section 8.07 (or the relevant portion of such amount) may be converted by the Lender into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

(c) If an obligation is unascertained, the Lender may in good faith estimate that obligation and setoff in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

(d) Nothing in this Section 8.07 shall be effective to create a security interest.  This Section 8.07 shall be without prejudice and in addition to any right of setoff, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

SECTION 8.08. Execution in Counterparts

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery by electronic communication or telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 8.09. No Liability of the Lender

The Borrower assumes all risks on the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit.  Neither the Lender nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (c) payment by the Lender against presentation of documents that do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to any Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except only that the Borrower shall have a claim against the Lender, and the Lender shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by the Lender’s failure to exercise reasonable care when determining whether a draft and other document presented under any Letter of Credit appear, on their face, to be in strict compliance with the terms and conditions thereof, in accordance with, and to the extent set forth in, this Section 8.09, the UCP or ISP98 (in either case, as applicable to such Letter of Credit), and Article 5 of the UCC as in effect in the State of New York.

SECTION 8.10. Jurisdiction, Etc

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan, New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Transaction Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in the Transaction Documents shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Transaction Documents to which it is a party in any New York State or Federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 8.11. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 8.12. Waiver of Jury Trial

Each of the Borrower, the Lender and the Paying Agent irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to either of the Transaction Documents, the Letter of Credit Loans, the Letters of Credit or the actions of the Lender or the Paying Agent in the negotiation, administration, performance or enforcement thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DYNEGY HOLDINGS INC.

By	/s/ Richard Evans

Name: Richard Evans

Title: Vice President, Finance

MORGAN STANLEY CAPITAL GROUP INC.,

as Lender and Paying Agent

By	/s/ Nancy King

Name: Nancy A. King

Title: Vice President

Exhibit A – Form of Letter of Credit

STANDBY LETTER OF CREDIT                                                                                                                     DATE:

ISSUER:       MORGAN STANLEY CAPITAL GROUP INC.
  2000 WESTCHESTER AVE
  PURCHASE, NEW YORK 10577
  ATTENTION: LETTER OF CREDIT DEPARTMENT
  TELEPHONE: (801) 236-3655
          FAX: (212) 507-5010

BENEFICIARY:          (NAME, ADDRESS, AND)
         CONTACT PERSON AND
         HIS/HER DEPARTMENT AND
         TELEPHONE AND FAX NUMBERS)

BENEFICIARY
ACCOUNT NUMBER:

BENEFICIARY BANK AND
ROUTING INFORMATION:

GENTLEMEN:

BY THE ORDER OF DYNEGY HOLDINGS INC.

APPLICANT
ADDRESS:                      [1000 LOUISIANA STREET, SUITE 5800
HOUSTON, TEXAS 77002-5050]

EXPIRATION DATE:  ____________, 20__

WE, MORGAN STANLEY CAPITAL GROUP INC. (THE “ISSUER”), ISSUE THIS IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER _______________ (THE “LETTER OF CREDIT”) IN FAVOR OF _______________________ (THE “BENEFICIARY”) FOR THE ACCOUNT OF DYNEGY HOLDINGS INC. (THE “APPLICANT”), FOR AN AMOUNT OF U.S. $____________________ (AMOUNT IN WORDS AND 00/100 UNITED STATES DOLLARS) EFFECTIVE IMMEDIATELY AND EXPIRING AT THE CLOSE OF BUSINESS AT THE OFFICE OF THE ISSUER, 2000 WESTCHESTER AVENUE, PURCHASE, NEW YORK 10577 (THE “ISSUER’S OFFICE”) ON _______, _______ (THE “EXPIRATION DATE”).  WE UNDERSTAND THIS LETTER OF CREDIT IS ISSUED RELATIVE TO THE OBLIGATIONS OF THE [INSERT ONE OF THE FOLLOWING: DYNEGY HOLDINGS INC., DYNEGY MARKETING AND TRADE, LLC, DYNEGY POWER MARKETING INC. OR DYNEGY GAS IMPORTS, LLC] UNDER _________________ AGREEMENT, DATED ________, _______ (THE “RELEVANT CONTRACT”) BETWEEN THE BENEFICIARY AND THE [INSERT ONE OF THE FOLLOWING: DYNEGY HOLDINGS INC., DYNEGY MARKETING AND TRADE, LLC, DYNEGY POWER MARKETING INC. OR DYNEGY GAS IMPORTS, LLC].

FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE  AT SIGHT AND PAYABLE AT SIGHT IN THE MANNER AND TO THE ACCOUNT AS SET FORTH HEREIN WHEN ACCOMPANIED BY ONE OR MORE OF THE FOLLOWING STATEMENTS DATED AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY   (SIGNED AS SUCH) AND PRESENTED TO THE ISSUER AT THE ISSUER’S OFFICE:

1.
“WE HEREBY CERTIFY THE COMMERCIAL INVOICE(S) PRESENTED TO SUPPORT THIS DRAWING:  HAS/HAVE BEEN PRESENTED TO [INSERT ONE OF THE FOLLOWING: DYNEGY HOLDINGS INC., DYNEGY MARKETING AND TRADE, LLC, DYNEGY POWER MARKETING INC. OR DYNEGY GAS IMPORTS, LLC] AND REFLECT AMOUNTS WHICH WERE PROPERLY CALCULATED IN COMPLIANCE WITH THE TERMS OF THE RELEVANT CONTRACT UNDER WHICH THE INVOICE(S) WAS/WERE RENDERED.   THE INVOICE(S) WAS/WERE NOT PAID WHEN DUE, AND REMAIN PAST DUE AND UNPAID, AFTER THE APPLICABLE GRACE PERIOD, IF ANY, SPECIFIED IN THE RELEVANT CONTRACT, AT THE TIME OF THIS DRAWING AND THEREFORE WE DEMAND PAYMENT IN THE AMOUNT OF U.S.$____________________ UNDER  MORGAN STANLEY CAPITAL GROUP INC. LETTER OF CREDIT NO. ____________________.”

SUCH STATEMENT TO BE PRESENTED TO THE ISSUER TOGETHER WITH A COPY OF SUCH COMMERCIAL INVOICE(S) MARKED:  “PAST DUE AND UNPAID”.

OR

2.
“AN EVENT OF DEFAULT, AS DEFINED IN THE RELEVANT CONTRACT, HAS OCCURRED AND IS CONTINUING WITH RESPECT TO [INSERT ONE OF THE FOLLOWING: DYNEGY HOLDINGS INC., DYNEGY MARKETING AND TRADE, LLC, DYNEGY POWER MARKETING INC. OR DYNEGY GAS IMPORTS, LLC] UNDER THE RELEVANT CONTRACT; NO EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING WITH RESPECT TO THE BENEFICIARY OF MORGAN STANLEY CAPITAL GROUP INC. LETTER OF CREDIT NO. _________________; AND THE AMOUNT BEING DEMANDED IS EQUAL TO OR LESS THAN THE AMOUNT OWED BY [INSERT ONE OF THE FOLLOWING: DYNEGY HOLDINGS INC., DYNEGY MARKETING AND TRADE, LLC, DYNEGY POWER MARKETING INC. OR DYNEGY GAS IMPORTS, LLC] TO THE BENEFICIARY UNDER THE RELEVANT CONTRACT, WHICH AMOUNT IS PAST DUE, AFTER THE APPLICABLE GRACE PERIOD, IF ANY, SPECIFIED IN THE RELEVANT CONTRACT; THEREFORE, THE BENEFICIARY DEMANDS PAYMENT OF $______________ UNDER MORGAN STANLEY CAPITAL GROUP INC. LETTER OF CREDIT NO. ______________________.”

OR

3.
“AN EARLY TERMINATION DATE, AS DEFINED IN THE RELEVANT CONTRACT, HAS BEEN DESIGNATED AS THE RESULT OF AN EVENT OF DEFAULT, TERMINATION EVENT OR ANY SIMILAR EVENT, AND [INSERT ONE OF THE FOLLOWING: DYNEGY HOLDINGS INC., DYNEGY MARKETING AND TRADE, LLC, DYNEGY POWER MARKETING INC. OR DYNEGY GAS IMPORTS, LLC] HAS FAILED TO MAKE PAYMENTS IN AN AGGREGATE AMOUNT OF $________________. THE AMOUNT IS PAST DUE AND OWING TO THE BENEFICIARY IN ACCORDANCE WITH THE TERMS OF THE RELEVANT CONTRACT, AFTER THE APPLICABLE GRACE PERIOD, IF ANY, SPECIFIED IN THE RELEVANT CONTRACT, AND NO EVENT OF DEFAULT HAS OCCURRED OR IS CONTINUING WITH RESPECT TO THE BENEFICIARY OF MORGAN STANLEY CAPITAL GROUP INC. LETTER OF CREDIT NO._______________; THEREFORE, THE BENEFICIARY DEMANDS PAYMENT OF $________________ UNDER MORGAN STANLEY CAPITAL GROUP INC. LETTER OF CREDIT NO. _____________________.”

SPECIAL CONDITIONS:

PARTIAL AND MULTIPLE DRAWINGS ARE PERMITTED.

THE AMOUNT OF THIS LETTER OF CREDIT WILL BE AUTOMATICALLY REDUCED, WITHOUT AMENDMENT, AT THE TIME OF, AND BY THE AMOUNT OF, EACH OF THE FOLLOWING:

(A)           EACH DRAWING UNDER THIS LETTER OF CREDIT; AND

(B)           EACH TRANSFER TO THE BENEFICIARY BY OR AT THE DIRECTION OF THE ISSUER AS PAYING AGENT FOR THE APPLICANT.

ALL ISSUING CHARGES ARE FOR THE ACCOUNT OF THE APPLICANT.  ALL PAYMENTS TO THE BENEFICIARY HEREUNDER SHALL BE MADE IN IMMEDIATELY AVAILABLE FUNDS TO THE ACCOUNT SPECIFIED FOR THE BENEFICIARY HEREIN.

FACSIMILE PRESENTATION OF DRAWING DOCUMENTS IS ACCEPTABLE WITH ORIGINAL DOCUMENTS FORWARDED BY OVERNIGHT COURIER SERVICE.  FOR PURPOSE OF THIS CLAUSE THE FOLLOWING FASCIMILE NUMBER IS TO BE UTILIZED (212) 507-5010 WITH PHONE NOTIFICATION TO (801) 236-3655.

WE MAY ACCEPT DOCUMENTS THAT APPEAR ON THEIR FACE TO BE IN ORDER, WITHOUT RESPONSIBILITY FOR FURTHER INVESTIGATION, REGARDLESS OF ANY NOTICE OR INFORMATION TO THE CONTRARY.

THIS LETTER OF CREDIT IS NOT TRANSFERABLE AND NEITHER THIS LETTER OF CREDIT NOR ANY RIGHTS UNDER IT MAY BE ASSIGNED BY BENEFICIARY.

THIS LETTER OF CREDIT MAY NOT BE AMENDED, CHANGED OR MODIFIED WITHOUT THE EXPRESS WRITTEN CONSENT OF THE APPLICANT, THE  BENEFICIARY AND THE ISSUER, EXCEPT AS PROVIDED ABOVE WITH RESPECT TO AUTOMATIC REDUCTION OF THE AMOUNT OF THIS LETTER OF CREDIT; PROVIDED, HOWEVER, THE AMOUNT AVAILABLE FOR DRAWING UNDER THIS LETTER OF CREDIT MAY BE REDUCED FROM TIME TO TIME BY WRITTEN INSTRUCTIONS TO US EXECUTED BY BOTH APPLICANT AND BENEFICIARY.

IF A COMPLYING PRESENTATION IS MADE TO THE ISSUER AT THE ISSUER’S OFFICE PRIOR TO 12:00 NOON (NEW YORK CITY TIME) ON A BUSINESS DAY (AS HEREINAFTER DEFINED), THEN ISSUER SHALL, PRIOR TO CLOSE OF BUSINESS ON THE SECOND FOLLOWING BUSINESS DAY, MAKE PAYMENT IN IMMEDIATELY AVAILABLE FUNDS.  IF A COMPLYING PRESENTATION IS MADE AT OR AFTER 12:00 NOON (NEW YORK CITY TIME) ON A BUSINESS DAY, THEN ISSUER SHALL, PRIOR TO CLOSE OF BUSINESS ON THE THIRD FOLLOWING BUSINESS DAY, MAKE PAYMENT IN IMMEDIATELY AVAILABLE FUNDS.  AS USED HEREIN, “BUSINESS DAY” MEANS ANY DAY OTHER THAN SATURDAY, SUNDAY OR A LEGAL HOLIDAY IN NEW YORK CITY.

WE HEREBY ENGAGE WITH YOU THAT DOCUMENTS PRESENTED UNDER AND IN CONFORMITY WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED ON PRESENTATION IF PRESENTED AT THE ISSUER’S OFFICE ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT SETS FORTH IN FULL OUR UNDERTAKING, AND SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED, AMPLIFIED OR LIMITED BY REFERENCE TO THE RELEVANT CONTRACT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT; AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT, INSTRUMENT OR AGREEMENT.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES, INTERNATIONAL CHAMBER OF COMMERCE (ICC) PUBLICATION No. 590 (“ISP98”) AND AS TO MATTERS NOT ADDRESSED BY THE ISP98 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION, ARTICLE 5 OF THE UNIFORM COMMERCIAL CODE OF THE STATE OF NEW YORK).

PLEASE ADDRESS ALL CORRESPONDENCE REGARDING THIS LETTER OF CREDIT TO THE ATTENTION OF THE LETTER OF CREDIT DEPARTMENT, MORGAN STANLEY CAPITAL GROUP INC., C/O MORGAN STANLEY BANK, N.A.  ONE UTAH CENTER, 201 SOUTH MAIN STREET, 5TH FLOOR, SALT LAKE CITY, UTAH 84111, TELEPHONE: (801) 236-3655, FACSIMILE: (212) 507-5010, INCLUDING THE LETTER OF CREDIT NUMBER MENTIONED ABOVE.

ALL INQUIRIES REGARDING THIS LETTER OF CREDIT AND ALL CORRESPONDENCE AND REQUESTS FOR DRAWINGS UNDER THIS LETTER OF CREDIT SHOULD BE DIRECTED TO THE LETTER OF CREDIT DEPARTMENT AT THE PHONE NUMBER OR ADDRESS REFERENCED ABOVE, AS APPLICABLE.

FOR TELEPHONE ASSISTANCE, PLEASE CONTACT THE LETTER OF CREDIT DEPARTMENT AT (801) 236-3655, AND HAVE THIS LETTER OF CREDIT NUMBER AVAILABLE.

VERY TRULY YOURS,

MORGAN STANLEY CAPITAL GROUP INC.

BY:  ______________________________
         TITLE:

A-

Exhibit B – Application and Agreement for Letter of Credit

Application and Agreement for Irrevocable Standby Letter of Credit
TO: Morgan Stanley Capital Group, Inc.

NOTE: To properly complete this document the “TAB” key must be used to navigate to and from all form fields.
Please type applications to ensure legibility and accuracy. Handwritten applications will not be accepted.

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Date: mm/dd/yyyy
The undersigned Applicant hereby requests Morgan Stanley Capital Group, Inc. (“MSCG”) to issue an Irrevocable Standby Letter of Credit (the “Credit”) substantially as set forth below.  In issuing the Credit, MSCG is expressly authorized to make such changes from the terms herein below set forth as it, in its sole discretion, may deem advisable.

Applicant (Full Name & Address):	Advising Bank (Designate name & address only if desired):

Beneficiary (Full Name & Address):	Amount in Figures: (All Credits must be in US $)

Amount in Words:

Expiration Date: mm/dd/yyyy

Credit to be available for payment against Beneficiary’s draft(s) at sight drawn on MSCG or its correspondent at MSCG’s option accompanied by the following documents:
A statement, issued on the letterhead of the Beneficiary, purportedly signed by an authorized individual, stating that (please state below wording to appear on the statement):

Issue substantially in form of attached specimen.

APPLICANT WARRANTS THAT NO TRANSACTION INVOLVED IN THIS APPLICATION, IF ANY, IS IN VIOLATION OF U.S. TREASURY FOREIGN ASSETS CONTROL REGULATIONS OR ANY APPLICABLE LAW.

Each Applicant signing below affirms that it has fully read and agrees to this Application and to Applicant’s Facility and Security Agreement which is referred to as the “Agreement.” In consideration of  MSCG’s issuance of the Credit, the Applicant agrees to be bound by this Application and the Agreement.  MSCG may forward documents to Applicant if specified above, in one mail.  Applicant understands and agrees that this Credit will be subject to the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce, Publication 600 or any subsequent version currently in effect and in use by MSCG (“UCP”) or to the International Standby Practices of the International Chamber of Commerce, Publication 590 or any subsequent version currently in effect and in use by MSCG (“ISP98”), at MSCG’s discretion.

Name of Applicant:
Address:
Customer Contact:	Email Address:
Authorized Signature (Title):	Authorized Signature (Title):
Phone Number: ( ) -

MSCG USE ONLY
Approved (Authorized Signature): X		Date:
Approved (Print name and title):	City:	Phone #: ( ) -	Employee Email
We have interpreted this Standby Letter of Credit as a Financial obligation.
Other (please explain): For any questions regarding this transaction, please contact: Approver Applicant Directly Other Specify:

B-

Exhibit C – Form of Guaranty

[Missing Graphic Reference]	1585 BROADWAY NEW YORK, NY 10036-8293

__________ __, 200-

UNCONDITIONAL AND IRREVOCABLE GUARANTEE OF MORGAN STANLEY

To:           Counterparty

Ladies and Gentlemen:

We, Morgan Stanley, a Delaware corporation  hereby unconditionally and irrevocably guarantee to you, as primary obligor and not merely as surety, the due and punctual payment by MS Entity (together with its successors and permitted assigns, the “Guaranteed Party”) of any and all sums of money (subject solely to the limit referred to below) which may from time to time be due by the Guaranteed Party to you under the Irrevocable Letter of Credit [No. XXX] (as amended, supplemented or restated from time to time, the “Letter of Credit”) issued pursuant to the Facility and Security Agreement among Dynegy Holdings Inc. and the Guaranteed Party dated as of __________ __, 2010 (as amended, supplemented or restated from time to time, the “Facility Agreement”), and we undertake to pay to you upon demand all such sums which may from time to time be owing to you by the Guaranteed Party under such Letter of Credit but which are unpaid.  Morgan Stanley hereby agrees that we shall pay all reasonable costs, fees and expenses (including reasonable attorneys' fees and disbursements) incurred by you in successfully enforcing our obligations under this guarantee. This guarantee is a guarantee of payment and not of collectibility.

This guarantee will also unconditionally and irrevocably guarantee to you (on the same terms as set forth herein), as primary obligor and not merely as surety (but without duplication), the due and punctual payment by any affiliated entity of the Guaranteed Party of any and all sums of money which may from time to time be due by the such affiliated entity as obligor under a letter of credit issued in replacement of the Letter of Credit in accordance with the terms of the Facility Agreement.

It is understood that our total liability in respect of this guarantee at any date shall not exceed [$ amount] payable to you under the Letter of Credit; provided that such total liability shall not on any date exceed the amount available for drawing under the Letter of Credit on such date plus any costs, fees and expenses payable hereunder.

We agree that our obligations hereunder with respect to the Letter of Credit shall be unconditional and will not be discharged except by complete payment of the amounts payable under such Letter of Credit, irrespective of any claim as to the Letter of Credit’s validity, regularity or enforceability, or the lack of authority of the Guaranteed Party to execute or deliver the Letter of Credit; or any change in or amendment to the Letter of Credit; or any waiver or consent by you with respect to any provisions thereof; or the absence of any action to enforce the Letter of Credit, or the recovery of any judgment against the Guaranteed Party or of any action to enforce a judgment against the Guaranteed Party under the Letter of Credit; or any similar circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor generally.

We waive diligence, presentment, demand on the Guaranteed Party for payment or otherwise (except as provided hereinabove), filing of claims, requirement of a prior proceeding against the Guaranteed Party and protest or notice, except as provided for in the Letter of Credit with respect to amounts payable by the Guaranteed Party thereunder. If at any time payment under the Letter of Credit is rescinded or must be otherwise restored or returned by you upon the insolvency, bankruptcy or reorganization of the Guaranteed Party or otherwise, our obligations hereunder with respect to such payment shall be reinstated upon such restoration or return being made by you.

We represent to you as of the date hereof that:

1.
we are duly organized and validly existing under the laws of the jurisdiction of our incorporation and have full power and legal right to execute and deliver this guarantee and to perform the provisions of this guarantee on our part to be performed;

2.
the execution, delivery and performance of this guarantee have been and remain duly authorized by all necessary corporate action and do not contravene any provision of our certificate of incorporation or by-laws or any law, regulation or contractual restriction binding on us or our assets;

3.
all consents, authorizations, approvals and clearances (including, without limitation, any necessary exchange control approval) and notifications, reports and registrations requisite for the due execution, delivery and performance of this guarantee have been obtained from or, as the case may be, filed with the relevant governmental authorities having jurisdiction and remain in full force and effect and all conditions thereof have been duly complied with and no other action by, and no notice to or filing with, any governmental authority having jurisdiction is required for such execution, delivery or performance; and

4.
this guarantee is legal, valid and binding obligation enforceable against us in accordance with its terms except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights or by general equity principles.

So long as no amount is then due but unpaid under the Letter of Credit or this guarantee, this guarantee shall expire [Insert expiry date of Letter of Credit].    Such expiration or termination shall not, however, affect or reduce Morgan Stanley's obligation hereunder for any liability of the Guaranteed Party incurred prior to such expiration or termination.

This guarantee shall be governed by and construed in accordance with the laws of the State of New York.

Sincerely,

MORGAN STANLEY

By:

C-

Exhibit D – Amendment Request

Application and Agreement for Amendment to Irrevocable Standby Letter of Credit
TO: Morgan Stanley Capital Group, Inc.

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Please type applications to ensure legibility and accuracy. Handwritten applications will not be accepted.

We reserve the right to return applications for clarification.

Date: mm/dd/yyyy
The undersigned Applicant hereby requests Morgan Stanley Capital Group, Inc. (“MSCG”) to amend an existing Irrevocable Standby Letter of Credit (the “Credit”) substantially as set forth below.  In amending the Credit, MSCG is expressly authorized to make such changes from the terms herein below set forth as it, in its sole discretion, may deem advisable.

Applicant (Full Name & Address):	Advising Bank of existing Credit (Designate name & address only if desired):

Beneficiary of existing Credit (Full Name & Address):	Total Amount in Figures of amended Credit: (All Credits must be in US $):

Total Amount in Words of amended Credit:

No. of existing Credit: Expiration Date of existing Credit: mm/dd/yyyy

The following amendments are hereby requested by Applicant:

APPLICANT WARRANTS THAT NO TRANSACTION INVOLVED IN THIS APPLICATION, IF ANY, IS IN VIOLATION OF U.S. TREASURY FOREIGN ASSETS CONTROL REGULATIONS OR ANY APPLICABLE LAW.

Each Applicant signing below affirms that it has fully read and agrees to this Application and to Applicant’s Facility and Security Agreement which is referred to as the “Agreement.” In consideration of  MSCG’s issuance of the Credit, or the Amendment, as the case may be, the Applicant agrees to be bound by this Application and the Agreement.  MSCG may forward documents to Applicant if specified above, in one mail.  Applicant understands and agrees that this Credit will be subject to the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce, Publication 600 or any subsequent version currently in effect and in use by MSCG (“UCP”) or to the International Standby Practices of the International Chamber of Commerce, Publication 590 or any subsequent version currently in effect and in use by MSCG (“ISP98”), at MSCG’s discretion.

Name of Applicant:
Address:
Customer Contact:	Email Address:
Authorized Signature (Title):	Authorized Signature (Title):
Phone Number: ( ) -

MSCG USE ONLY
Approved (Authorized Signature): X		Date:
Approved (Print name and title):	City:	Phone #: ( ) -	Employee Email
Other (please explain): For any questions regarding this transaction, please contact: Approver Applicant Directly Other Specify:

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(NY) 13391/017/LCFACILITY/Dynegy.Variable.LC.Facility.DOC

Exhibit E – Anti-Money Laundering Form

Attachment A – Required Prior to Submitting Application

USA Patriot Act Notice:
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions and subsidiaries to obtain, verify, and record information that identifies each person or entity that may have funds transferred to them. Beneficiary must provide Morgan Stanley Capital Group, Inc. information requested, such as name, address, tax identification number, and other corporate information, including business organizational documents, such as Articles of Incorporation, or other identifying documents.

The following must be completed in full and contain the required documentation for each Beneficiary prior to submitting the Letter of Credit application.

DATA REQUIREMENTS	BENEFICIARY
Exact Beneficiary Legal Name
Legal Business Address
Gov’t ID # / ID Type
Country of Organization
Legal Form
Gaming Entity? (Yes / No)
Politically Exposed Person (Yes/No)

BENE    BENEFICIARY’S REQUIRED DOCUMENTS  -  1 & 3   or    2 & 3

1. Beneficiary’s Formation Documents: e.g. Partnership Agreement, or Trust Agreement

Or     OR

2. Beneficiary’s Disclosure Document: e.g. Annual Report, Offering Memorandum, & Articles of Association, Articles of Incorporation

&     &

3. Beneficiary’s List of Principals/Directors/Trustees: e.g. List of Principles/Directors/Trustees (depending on entity) on letterhead

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